CONSENT AND AMENDMENT NO. 4
     Dated as of March 31, 1994 to
     RESTATED AND AMENDED CREDIT AGREEMENT
     Dated as of July 27, 1992


          This Consent and Amendment No. 4 ("Amendment") dated as of March 31, 1994 is entered into among VSI Corporation, a Delaware corporation, Fairchild Industries, Inc., a Delaware corporation, and the undersigned "Senior Lenders" (as defined in the Credit Agreement identified below). Capitalized terms used herein without definition are used herein as defined in the Credit Agreement.

          PRELIMINARY STATEMENT. VSI Corporation, a Delaware corporation, Fairchild Industries, Inc., a Delaware corporation, RHI Holdings, Inc., a Delaware corporation, the Senior Lenders, the Agents, and the Administrative Agent are parties to that certain Restated and Amended Credit Agreement dated as of July 27, 1992, as amended (the "Credit Agreement"). VSI has requested the amendment of the Credit Agreement in certain respects as more particularly described in the letter dated March 4, 1994, a copy of which is attached hereto as Exhibit 1 and made a part hereof (the "Amendment Request") and FII and VSI have requested the consent of the Requisite Senior Lenders of FII and VSI, respectively, to the transfer of the capital stock of Fairchild Data Corporation by FII to VSI as more particularly described in the Amendment Request.

          Subject to the terms and conditions stated herein, the undersigned Senior Lenders of VSI comprising at least the Requisite Senior Lenders of VSI and VSI have agreed to further amend the Credit Agreement as set forth in Section 1 hereof and the Senior Lenders of VSI comprising at least the Requisite Senior Lenders of VSI and the Senior Lenders of FII comprising at least the Requisite Senior Lenders of FII have agreed to consent to certain matters as described in Section 2 hereof.

          SECTION 1.  Amendments to the Credit Agreement.
Effective as of March 31, 1994, subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Credit Agreement is hereby amended as follows:

          1.1 Section 1.01 is amended to (i) delete the definition of "Consolidated EBITDA" in its entirety and substitute the following therefor:

          "Consolidated EBITDA" shall mean, with respect to any Borrower, for any period, such Borrower's Consolidated Net Income for such period, plus without duplication, the sum of the amounts for such period (to the extent deducted in the determination of such Consolidated Net Income) of such Borrower's (i) Consolidated Cash Interest Expense, (ii) accreted interest on retiree medical benefit obligations, (iii) charges against income for federal, state and local income taxes, (iv) depreciation expense, (v) amortization expense, (vi) other non-recurring non-cash charges and expenses not now or hereafter requiring the use of Cash, (vii) any losses arising other than in the ordinary course of business which have been included in the determination of Consolidated Net Income, (viii) any increases in the LIFO reserve, (ix) if such Borrower is VSI, charges and expenses allocated to such Borrower in accordance with the Allocation Memorandum in an amount not exceeding the fair market value of the related services so allocated, (x) with respect to Fiscal Years ending June 30, 1993 and June 30, 1994, an aggregate amount of $10,000,000 in cash restructuring expenses, and (xi) with respect to Fiscal Years ending June 30, 1993 and June 30, 1994, $10,000,000 in the aggregate of non-cash inventory writeoffs for both such Fiscal Years, minus (in each case, to the extent included in the determination of such Consolidated Net Income) (A) any gains arising other than in the ordinary course of business, (B) any decreases in the LIFO reserve, and
          (C) other non-recurring credits and income not now or hereafter generating Cash, all as determined on a consolidated basis for such Borrower and its Subsidiaries in conformity with GAAP; provided, however, that for purposes of determining compliance with Article XII the amount of losses (whether cash or non-cash) with respect to application of insurance deductibles and incurrence of non-reimbursable expenses incurred as a result of earthquake not to exceed $4,000,000 in the aggregate shall not be included in the calculation of the covenants set forth therein with respect to fiscal quarters designated Third Quarter, 1994, Fourth Quarter, 1994, First Quarter, 1995, and Second Quarter, 1995."

and (ii) delete clause (ii) of the definition of "Excluded
Dispositions" in its entirety and substitute the following therefor:

          "(ii) the sale, transfer, or other disposition by FII or VSI of all or any part of the capital stock or of the assets of Fairchild Data Corporation,".

          1.2  Section 11.14 is amended to add the word
"Consolidated" immediately preceding "EBITDA" in the proviso at the end of such provision.

          1.3 Section 12.03 is amended to add the following proviso at the end thereof:

          "provided, however, that the amount of losses (whether cash or non-cash) with respect to application of insurance deductibles and incurrence of nonreimbursable expenses incurred as a result of earthquake not to exceed $4,000,000 in the aggregate shall not be included in the calculation of Consolidated Net Worth of VSI."

          1.4 Section 12.07 is amended to delete that portion of the schedule of covenant test dates commencing with Fourth
Quarter, 1994 and ending with Second Quarter, 1997 in its entirety and substitute the following therefor:

          Fourth Quarter, 1994          62,000,000
          First Quarter, 1995           68,600,000
          Second Quarter, 1995          70,360,000
          Third Quarter, 1995           72,120,000
          Fourth Quarter, 1995          75,000,000
          First Quarter, 1996           76,600,000
          Second Quarter, 1996          78,360,000
          Third Quarter, 1996           80,120,000
          Fourth  Quarter, 1996         83,000,000
          First Quarter, 1997           84,600,000
          Second Quarter, 1997          86,360,000

          SECTION 2. Consent. The undersigned Senior Lenders of VSI and the undersigned Senior Lenders of FII hereby consent to the transfer of the capital stock of Fairchild Data Corporation by FII to VSI to be credited as paid-in capital or in exchange for common stock of VSI, it being understood that any common stock of VSI issued to FII in exchange for such capital stock of Fairchild Data Corporation will be subject to a Lien in favor of the holders of the FII Senior Notes.

          SECTION 3. Conditions Precedent to Effectiveness of this Amendment. This Amendment shall become effective as of March 31, 1994 if, and only if, (i) the Administrative Agent shall have received on or before March 31, 1994 a facsimile or original executed copy of this Amendment executed by FII, VSI, and Senior Lenders comprising at least the Requisite Senior Lenders of each of FII and VSI and (ii) the Administrative Agent shall have received on March 31, 1994, for the benefit of each Senior Lender executing and delivering this Amendment on or before such date, payment of a fee in the amount of one-quarter of one percent (0.25%) of the sum of (a) the Facility G Commitment of such Senior Lender plus (b) the outstanding principal balance as of March 31, 1994 of the Series VII Loans payable to such Senior Lender plus (c) the outstanding principal balance as of March 31, 1994 of the Series VIII Term Loans payable to such Senior Lender.

          SECTION 4.  Representations and Warranties.  FII and
VSI hereby represent and warrant as follows:

          4.1 This Amendment and the Credit Agreement as previously executed and amended and as amended hereby constitute legal, valid and binding obligations of FII and VSI and are enforceable against FII and VSI in accordance with their terms.

          4.2 No Event of Default or Potential Event of Default exists or would result from any of the transactions contemplated by this Amendment.

          4.3 Upon the effectiveness of this Amendment, FII and VSI each hereby reaffirms all covenants, representations and warranties made in the Credit Agreement to the extent the same are not amended hereby and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the date this Amendment becomes effective (unless a representation and warranty is stated to be given on and as of a specific date, in which case such representation and warranty shall be true, correct and complete as of such date).

          SECTION 5.  Reference to and Effect on the Credit
Agreement.

          5.1 Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import shall mean and be a reference to the Credit Agreement, as amended hereby, and each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

          5.2  Except as specifically amended above, the Credit
Agreement, the Notes and all other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

          5.3 The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Senior Lender or Agent or the Administrative Agent under the Credit Agreement, the Notes or any of the other Loan Documents, nor constitute a waiver of any provision contained therein, except as specifically set forth herein.

          SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

          SECTION 7.  Governing Law.  This Amendment shall be
governed by and construed in accordance with the laws of the State of New York.

          SECTION 8.  Headings.  Section headings in this
Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

                              FAIRCHILD INDUSTRIES, INC.



                              By:  Karen L. Schneckenburger
                                 ---------------------------
                                 Title:  Treasurer


                              VSI CORPORATION



                              By:  Karen L. Schneckenburger
                                 ---------------------------
                                 Title:  Treasurer


                              CITICORP NORTH AMERICA, INC.,
                              as a Senior Lender



                              By:  Colin M. Cohen
                                 ---------------------------
                                 Vice President


                              THE BANK OF NOVA SCOTIA, as a
                              Senior Lender


                              By:  F.C.H. Ashby
                                 ---------------------------
                                 Title:  Senior Manager Loan
                                         Operations


                              NATIONSBANK OF VIRGINIA, N.A., as
                              a Senior Lender



                              By:  Robert A. Sharpe, II
                                 ---------------------------
                                 Title:  Senior Vice President
                              GENERALE BANK, as a Senior Lender



                              By:  Eddie Matthews & Hans Neukomm
                                 -------------------------------
                                 Title:  Senior Vice President


                              THE LONG-TERM CREDIT BANK OF JAPAN,
                              LIMITED, as a Senior Lender



                              By:  Brady S. Sadek
                                 ---------------------------
                                 Title:  Vice President &
                                         Deputy General Manager


                              MITSUBISHI BANK, LTD., as a Senior
                              Lender


                              By:  Minoru Akimoto
                                 ---------------------------
                                 Title:  Senior Vice President
                                         & Manager


                              CANADIAN IMPERIAL BANK OF COMMERCE,
                              as a Senior Lender


                              By:  Julie Wochos
                                 ---------------------------
                                 Title:  Authorized Signatory


                              PILGRIM PRIME RATE TRUST, as a
                              Senior Lender


                              By:  Kathleen Lenarcic
                                 ---------------------------
                                 Title:  Senior Credit Analyst


                              UNION BANK, as a Senior Lender


                              By:  Patrick M. Cassidy
                                 ---------------------------
                                 Title:  Vice President

                              WELLS FARGO BANK, N.A., as a Senior
                              Lender



                              By:  Daniel Pallares
                                 ---------------------------
                                 Title:  Vice President


                              EATON VANCE PRIME RATE RESERVES, as
                              a Senior Lender



                              By:  Jeffrey S. Garner
                                 ---------------------------
                                 Title:  Vice President


                              CAISSE NATIONALE DE CREDIT AGRICOLE
                              as a Senior Lender



                              By:  David Bouhl, F.V.P
                                 ---------------------------
                                 Title:  Head of Corporate Banking
                                         Chicago

                          EXHIBIT 1
                 to Consent and Amendment No. 4
                   Dated as of March 31, 1994


                            Attached




March 4, 1994



Mr. Colin M. Cohen
Vice President
Citicorp North America, Inc.
200 South Wacker Drive
31st Floor
Chicago, IL  60606

     Re:  Amendment and Waiver for VSI Corporation ("VSI")

Dear Colin,

     Pursuant to the Restated and Amended Credit Agreement dated as of July 27, 1992, as amended, we request the following covenant changes for VSI:

     (i) EBITDA covenant for the quarter ending June 30, 1994 and each of the remaining quarters to be reduced by $5.0 million.

     (ii) Earthquake related losses (insurance deductible and non-reimbursable expenses) up to $4.0 million in aggregate to be excluded from EBITDA (whether cash or non-cash) for covenant calculation purposes for the 1994 Third Fiscal Quarter requirement and each of the next three quarters; and the same amount to also be excluded from the net worth covenant calculation.

     (iii) Fairchild Data Corporation, a direct subsidiary of Fairchild Industries, Inc. ("FII"), is to be contributed to VSI and consolidated from July 1, 1993 for covenant purposes. It has been included as a discontinued operation at FII but will now be classified as continuing. Either the transfer of Fairchild Data Corporation will be credited to paid-in capital or common stock of VSI will be issued and transferred to the Collateral Trustee as security for the FII 12-1/4% Senior Secured Notes. The January 30, 1994 financial statements for Fairchild Data Corporation are enclosed for your information.

     Given the historically volatile earnings of the Aerospace Fastener Division, we are requesting the $5.0 million adjustment through the remaining Credit Agreement term. The detailed projections for fiscal years 1994-1997 will be furnished next week. They show that the EBITDA covenant will be met comfortably in fiscal years 1996-1997; however, we believe our request is still reasonble because, despite all current evidence of improving AFD earnings, they have been volatile. In our opinion, this is a conservative approach.

     We agree to pay the approving banks a 1/4% upon the remaining revolver commitment and term loan outstandings applicable to each bank when the amendment is approved by the Requisite Senior Lenders.

     We request that the waiver be effective on or before April
1, 1994 for the third fiscal quarter of 1994.

     Please call me regarding any questions.

Sincerely,




KLS/ss
Enclosure

cc:     M. Alcox
        M. Carroll
        W. Hamilton
        D. Huston
        M. Smith